CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Nuveen Core Equity Alpha Fund of our report dated February 28, 2019, relating to the financial statements and financial highlights, which appears in Nuveen Core Equity Alpha Fund’s Annual Report on Form N-CSR for the year ended December 31, 2018. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

November 25, 2019